UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2022

CF ACQUISITION CORP. VI
(Exact name of registrant as specified in its charter)

Delaware	001-40079	85-1087461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CFVIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CFVI	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CFVIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective February 23, 2022, the board of directors (the “Board”) of CF Acquisition Corp. VI (the “Company”) appointed Natasha Cornstein as a member of the Board. Ms. Cornstein will serve as a Class I director. Additionally, effective February 23, 2022, the Board appointed Ms. Cornstein as a member of the audit committee (the “Audit Committee”) and the compensation committee (the “Compensation Committee”) of the Board. Ms. Cornstein replaces Mr. Steven Bisgay as a member of the Audit Committee. As a result of these appointments, the Company believes that it is in compliance with the corporate governance requirements of the Nasdaq Stock Market to have all members of the Audit Committee being independent within one year of the consummation of the Company’s initial public offering.

Natasha Cornstein, age 47, is currently the Chief Executive Officer of Blushington, LLC, a beauty services and retail business, a position she has held since January 2015. Ms. Cornstein has extensive executive and management experience in operations, marketing and communications encompassing strategic planning, creative development, public relations and corporate communications, interactive marketing, media planning and buying, and database /direct-marketing. Ms. Cornstein is a passionate advocate for nurturing women in business and was recently named as a Beauty United Mentor for women of color. In 2020, she was named to the Glossy 50 list of the top 50 executives in the beauty industry in their leadership category. From 2012 to 2014, Ms. Cornstein served as Director of Brand Management for CIRCA , where she led the company’s re-branding initiatives across traditional and digital platforms and served as the brand’s spokesperson during their international expansion. Prior to that, from 2003 to 2012, Ms. Cornstein served as Vice President of Client Services and Media Relations at Pinnacle Management Corp, a boutique athlete representation firm specializing in NBA and international basketball players. Ms. Cornstein is the Founder of the Beauty & Wellness Forum that brought together 100+ CEOs of beauty & wellness companies to collaborate during COVID-19, and is also the Co-founder of the Courts of Dreams Foundation, a non-profit organization dedicated to restoring outdoor basketball courts in underserved neighborhoods in New York City. Ms. Cornstein has also served as a director of CF Acquisition Corp. VII since December 2021 and served as a director of CF Acquisition Corp. V from January 2021 until consummation of its initial business combination with Satellogic Inc. in January 2022. Ms. Cornstein is a graduate of the CORO Fellows program in Public Affairs and earned a B.A. in Latin American Studies from Washington University in St. Louis.

In connection with the appointment of Ms. Cornstein, the Board and the Compensation Committee approved a monthly payment of $5,000 to Ms. Cornstein, payable in arrears, with the last payment paid pro rata upon consummation of the Company’s initial business combination.

There are no family relationships between Ms. Cornstein and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF ACQUISITION CORP. VI

By:	/s/ Howard W. Lutnick
Name:	Howard W. Lutnick
Title:	Chief Executive Officer

Dated: February 23, 2022

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